UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2016 (November 1, 2016)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2016, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 1, 2016, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.15	January 17, 2017	January 3, 2017
Preference shares - Series A	$0.515625	December 15, 2016	December 1, 2016
Preference shares - Series C	$0.445313	December 15, 2016	December 1, 2016

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 2, 2016

99.2	Press Release of Maiden Holdings, Ltd., dated November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2016	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 2, 2016

99.2	Press Release of Maiden Holdings, Ltd., dated November 1, 2016

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Third Quarter 2016 Net Income Attributable to Common Shareholders of $31.8 Million or $0.40 Per Diluted Common Share and Operating Earnings(1) of $30.2 Million or $0.39 Per Diluted Common Share

Highlights for the quarter ended September 30, 2016

•
Net income attributable to Maiden common shareholders of $31.8 million, or $0.40 per diluted common share compared with net income attributable to Maiden common shareholders of $22.5 million, or $0.30 per diluted common share in the third quarter of 2015;

•	Annualized return on common equity of 11.6% compared to 9.8% in the third quarter of 2015;

•	Net operating earnings(1) of $30.2 million, or $0.39 per diluted common share compared with net operating earnings of $25.8 million, or $0.34 per diluted common share in the third quarter of 2015;

•	Annualized operating return on common equity(7) of 11.0% compared to 11.3% in the third quarter of 2015;

•	Gross premiums written increased 12.5% to $706.9 million compared to the third quarter of 2015;

•	Net premiums written increased 15.3% to $690.7 million compared to the third quarter of 2015;

•	Combined ratio(12) of 98.5% compared to 99.6% in the third quarter of 2015;

•	Net investment income was $35.7 million compared to $32.8 million in the third quarter of 2015;

•	Book value per common share(4) of $14.40 at September 30, 2016 increased 1.6% versus at June 31, 2016; and

•	In September, Maiden’s mandatory convertible preference shares converted into common shares, increasing common shares outstanding by 12,069,090.

Highlights for the nine months ended September 30, 2016

•
Net income attributable to Maiden common shareholders of $90.0 million or $1.15 per diluted common share compared with $75.4 million, or $0.99 per diluted common share in the first nine months of 2015;

•	Annualized return on common equity of 12.2% compared to 11.0% in the first three quarters of 2015;

•	Net operating earnings(1) of $87.0 million, or $1.11 per diluted common share compared with net operating earnings of $80.8 million, or $1.05 per diluted common share in the first nine months of 2015;

•	Annualized operating return on common equity(1) of 11.8% compared to 11.8% in the first three quarters of 2015;

•	Gross premiums written were $2.3 billion, an increase of 5.7% compared to the first nine months of 2015;

•	Net premiums written increased 5.3% to $2.1 billion in the first three quarters of 2016 compared to the same period last year;

•	Combined ratio(12) of 98.7% was lower than the 99.1% in the first nine months of 2015; and

•	Net investment income was $107.3 million, an increase of 11.5% compared to the first three quarters of 2015.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported third quarter 2016 net income attributable to Maiden common shareholders of $31.8 million or $0.40 per diluted common share compared to net income attributable to Maiden common shareholders of $22.5 million or $0.30 per diluted common share in the third quarter of 2015. Net operating earnings(1) were $30.2 million, or $0.39 per diluted common share compared with net operating earnings of $25.8 million, or $0.34 per diluted common share in the third quarter of 2015.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “Maiden continued to deliver strong results with a year-over-year improvement in our combined ratio, double digit operating return on common equity, increased investment income, continued growth in book value and disciplined growth from virtually all business activities, despite an increasingly challenging operating environment with intensifying competition, as well as growing loss cost volatility. Maiden’s growth during the quarter emanated from existing client relationships and new business. Our recent rating upgrade from AM Best to A stable, will further strengthen Maiden's unique value proposition to our clients and prospects.”

Results for the quarter ended September 30, 2016
Maiden reported third quarter 2016 net income attributable to common shareholders of $31.8 million or $0.40 per diluted common share compared with $22.5 million or $0.30 per diluted common share in the third quarter of 2015. Net operating earnings(1) were $30.2 million, or $0.39 per diluted common share in the third quarter of 2016 compared with $25.8 million, or $0.34 per diluted common share in the third quarter of 2015.

In the third quarter of 2016, gross premiums written increased 12.5% to $706.9 million from $628.5 million in the third quarter of 2015. The Diversified Reinsurance segment’s gross premiums written totaled $186.8 million, an increase of 7.1% versus the third quarter of 2015, with growth from existing customers and new accounts developed over the course of the year. In the AmTrust Reinsurance segment, gross premiums written were $520.1 million, an increase of 14.5% compared to $454.2 million in the third quarter of 2015.

Net premiums written totaled $690.7 million in the third quarter of 2016, an increase of 15.3% compared to the third quarter of 2015.

Net premiums earned of $698.3 million increased 6.0% compared to the third quarter of 2015.  In the Diversified Reinsurance segment, net premiums earned decreased 9.4% to $175.1 million compared to the third quarter of 2015. The AmTrust Reinsurance segment net premiums earned were $523.1 million, up 12.4% compared to the third quarter of 2015.

Net loss and loss adjustment expenses of $466.8 million were up 5.1% compared to the third quarter of 2015.

The loss ratio(8) of 66.6% was lower than the 67.2% reported in the third quarter of 2015.

Commission and other acquisition expenses, increased 4.6% to $206.7 million in the third quarter of 2016, compared to the same quarter a year ago. The expense ratio(11) decreased to 31.9% for the third quarter of 2016 compared with 32.4% in the same quarter last year, due to changes in the mix of quota share and excess of loss business. General and administrative expenses for the third quarter of 2016 totaled $17.0 million, a 3.0% increase compared with $16.5 million in the third quarter of 2015. The general and administrative expense ratio(10) was 2.4% in the third quarter of 2016, compared to 2.5% in the third quarter of 2015.

The combined ratio(12) for the third quarter of 2016 totaled 98.5% compared with 99.6% in the third quarter of 2015. The Diversified Reinsurance segment combined ratio was 102.2% in the third quarter of 2016, an improvement from 103.6% in the third quarter of 2015, as net adverse development from commercial auto business continued to impact results. The AmTrust Reinsurance segment combined ratio was 95.9% in the third quarter of 2016 compared to 95.4% in the third quarter of 2015.

Net investment income of $35.7 million in the third quarter of 2016 increased 8.6% compared to the third quarter of 2015. As of September 30, 2016, the average yield on the fixed income portfolio (excluding cash) is 3.20% with an average duration of 4.49 years. Cash and cash equivalents were $434.0 million at September 30, 2016 or $101.5 million higher than at year-end 2015.

Total assets increased 13.4% to $6.5 billion at September 30, 2016 compared to $5.7 billion at year-end 2015.   Shareholders' equity was $1.6 billion, up 15.4% compared to December 31, 2015. Book value per common share was $14.40 at September 30, 2016 or 22.3% higher than at December 31, 2015.

During the third quarter of 2016, the Board of Directors declared dividends of $0.14 per common share, $0.515625 per Series A preference share, $0.90625 per Series B preference share and $0.445313 per Series C preference share.

Results for the nine months ended September 30, 2016
Net income attributable to Maiden common shareholders was $90.0 million or $1.15 per diluted common share in the first nine months of 2016 compared to net income attributable to Maiden common shareholders of $75.4 million or $0.99 per diluted common share in the first three quarters of 2015. Net operating earnings(1) for the first nine months of 2016 were $87.0 million, or $1.11 per diluted common share compared with $80.8 million, or $1.05 per diluted common share in the first three quarters of 2015.

In the first nine months of 2016, gross premiums written totaled $2.3 billion, an increase of 5.7% compared to the first nine months of 2015.  Gross premiums written in the Diversified Reinsurance segment totaled $667.4 million, an increase of 5.7% versus the first three quarters of 2015. In the AmTrust Reinsurance segment, gross premiums written increased by 5.7% to $1.6 billion compared to the first three quarters of 2015.

In the first three quarters of 2016, net premiums written totaled $2.1 billion, an increase of 5.3% compared to the first nine months of 2015.

Net premiums earned of $2.0 billion increased 5.8% compared to the first nine months of 2015.  Net premiums earned decreased 5.7% in the Diversified Reinsurance segment to $538.2 million compared to the first three quarters of 2015. The AmTrust Reinsurance segment net premiums earned were up 10.9% to $1.4 billion compared to the first three quarters 2015.

Net loss and loss adjustment expenses of $1.3 billion were up 4.9% compared to the first nine months of 2015.  The loss ratio(8) of 66.2% was lower than the 66.7% in the first three quarters of 2015.

Commission and other acquisition expenses, increased $35.8 million to $587.5 million in the first nine months of 2016 versus the comparable period a year ago, while the expense ratio(11) rose to 32.5% for the first nine months of 2016 compared with 32.4% in the same period last year. General and administrative expenses for the first three quarters of 2016 totaled $49.7 million compared with $49.0 million in the first nine months of 2015. The general and administrative expense ratio(10) decreased to 2.5% in the first three quarters of 2016 versus 2.7% in the same period during 2015.

The combined ratio(12) for the first three quarters of 2016 was 98.7% and lower than the 99.1% combined ratio reported for the first nine months of 2015. The Diversified Reinsurance segment had a combined ratio of 102.8% in the first three quarters of 2016, which is the same as the first nine months of 2015. The AmTrust Reinsurance segment combined ratio was 95.4% in the first three quarters of 2016 compared to 95.1% in the comparable period in 2015.

Net investment income of $107.3 million in the first three quarters of 2016 increased 11.5% compared to the first three quarters of 2015.

(1)(4)(7) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(8)(10)(11)(12) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow via teleconference and live audio webcast beginning at 12:00 p.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 5957381
Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 3:00 p.m. ET on November 3, 2016 through 2:00 p.m. ET on November 10, 2016. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 5957381; or access http://www.maiden.bm/news_events.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2016, Maiden had $6.5 billion in assets and shareholders' equity of $1.6 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except share and per share data)

	September 30, 2016 (Unaudited)	December 31, 2015 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2016: $3,660,873; 2015: $3,562,864)	$3,748,342	$3,508,088
Fixed maturities, held-to-maturity, at amortized cost (fair value 2016: $798,081; 2015: $598,975)	759,973	607,843
Other investments, at fair value (cost 2016: $10,860; 2015: $10,816)	12,268	11,812
Total investments	4,520,583	4,127,743
Cash and cash equivalents	67,459	89,641
Restricted cash and cash equivalents	366,563	242,859
Accrued investment income	33,884	32,288
Reinsurance balances receivable, net	535,015	377,318
Reinsurance recoverable on unpaid losses	97,070	71,248
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	451,698	397,548
Goodwill and intangible assets, net	80,135	81,920
Other assets	147,580	115,038
Total assets	$6,467,962	$5,703,578
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,759,518	$2,510,101
Unearned premiums	1,571,435	1,354,572
Accrued expenses and other liabilities	150,741	135,897
Liability for securities purchased	78,581	3,976
Senior Notes - principal amount	362,500	360,000
Less unamortized debt issuance costs	11,172	10,067
Senior notes, net	351,328	349,933
Total liabilities	4,911,603	4,354,479
Commitments and Contingencies
EQUITY
Preference shares	315,000	480,000
Common shares	872	747
Additional paid-in capital	747,203	579,178
Accumulated other comprehensive income (loss)	123,876	(23,767)
Retained earnings	373,340	316,184
Treasury shares, at cost	(4,991)	(4,521)
Total Maiden shareholders’ equity	1,555,300	1,347,821
Noncontrolling interest in subsidiaries	1,059	1,278
Total equity	1,556,359	1,349,099
Total liabilities and equity	$6,467,962	$5,703,578

Book value per common share(4)	$14.40	$11.77

Common shares outstanding	86,128,999	73,721,140

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except share and per share data)
(Unaudited)
	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Revenues:
Gross premiums written	$706,854	$628,501	$2,259,290	$2,136,935
Net premiums written	$690,653	$599,153	$2,133,911	$2,025,754
Change in unearned premiums	7,625	59,367	(182,060)	(180,495)
Net premiums earned	698,278	658,520	1,951,851	1,845,259
Other insurance revenue	2,345	2,177	8,696	9,408
Net investment income	35,666	32,843	107,291	96,260
Net realized gains on investment	1,900	1,216	4,511	2,327
Total other-than-temporary impairment losses	—	(1,060)	—	(1,060)
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net impairment losses recognized in earnings	—	(1,060)	—	(1,060)
Total revenues	738,189	693,696	2,072,349	1,952,194
Expenses:
Net loss and loss adjustment expenses	466,751	444,172	1,297,361	1,236,505
Commission and other acquisition expenses	206,706	197,639	587,501	551,678
General and administrative expenses	16,952	16,453	49,738	48,951
Total expenses	690,409	658,264	1,934,600	1,837,134
Income from operations(2)	47,780	35,432	137,749	115,060
Other expenses
Interest and amortization expenses	(6,856)	(7,266)	(21,314)	(21,796)
Accelerated amortization of senior note issuance cost	—	—	(2,345)	—
Amortization of intangible assets	(616)	(710)	(1,846)	(2,130)
Foreign exchange and other gains	687	1,427	6,474	4,062
Total other expenses	(6,785)	(6,549)	(19,031)	(19,864)
Income before income taxes	40,995	28,883	118,718	95,196
Income tax expense	199	368	1,206	1,636
Net income	40,796	28,515	117,512	93,560
Add: loss attributable to noncontrolling interest	56	69	166	116
Net income attributable to Maiden	40,852	28,584	117,678	93,676
Dividends on preference shares(6)	(9,023)	(6,085)	(27,723)	(18,253)
Net income attributable to Maiden common shareholders	$31,829	$22,499	$89,955	$75,423
Net operating earnings attributable to Maiden common shareholders(1)	$30,196	$25,758	$86,974	$80,791
Basic earnings per common share attributable to Maiden shareholders	$0.42	$0.31	$1.20	$1.03
Diluted earnings per common share attributable to Maiden shareholders	$0.40	$0.30	$1.15	$0.99
Basic operating earnings per common share attributable to Maiden shareholders	$0.40	$0.35	$1.16	$1.10
Diluted operating earnings per common share attributable to Maiden shareholders	$0.39	$0.34	$1.11	$1.05
Dividends declared per common share	$0.14	$0.13	$0.42	$0.39

Weighted average number of common shares - basic	75,993,451	73,638,980	74,625,839	73,403,998
Adjusted weighted average number of common shares and assumed conversions - diluted	86,150,951	85,743,005	86,018,019	85,486,002

Net loss and LAE ratio(8)	66.6%	67.2%	66.2%	66.7%
Commission and other acquisition expense ratio(9)	29.5%	29.9%	30.0%	29.7%
General and administrative expense ratio(10)	2.4%	2.5%	2.5%	2.7%
Expense ratio(11)	31.9%	32.4%	32.5%	32.4%
Combined ratio(12)	98.5%	99.6%	98.7%	99.1%
Annualized return on common equity	11.6%	9.8%	12.2%	11.0%
Annualized operating return on common equity(7)	11.0%	11.3%	11.8%	11.8%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$31,829	$22,499	$89,955	$75,423
Add (subtract)
Net realized gains on investment	(1,900)	(1,216)	(4,511)	(2,327)
Net impairment losses recognized in earnings	—	1,060	—	1,060
Foreign exchange and other gains	(687)	(1,427)	(6,474)	(4,062)
Amortization of intangible assets	616	710	1,846	2,130
Divested excess and surplus ("E&S") business and NGHC run-off	47	3,841	2,942	7,696
Accelerated amortization of senior note issuance cost	—	—	2,345	—
Non-cash deferred tax expense	291	291	871	871
Net operating earnings attributable to Maiden common shareholders(1)	$30,196	$25,758	$86,974	$80,791
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.40	$0.35	$1.16	$1.10
Diluted earnings per common share attributable to Maiden shareholders	$0.39	$0.34	$1.11	$1.05
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$40,852	$28,584	$117,678	$93,676
Add (subtract)
Foreign exchange and other gains	(687)	(1,427)	(6,474)	(4,062)
Amortization of intangible assets	616	710	1,846	2,130
Interest and amortization expenses	6,856	7,266	21,314	21,796
Accelerated amortization of senior note issuance cost	—	—	2,345	—
Income tax expense	199	368	1,206	1,636
Loss attributable to noncontrolling interest	(56)	(69)	(166)	(116)
Income from operations(2)	$47,780	$35,432	$137,749	$115,060

	September 30, 2016	December 31, 2015
Investable assets:
Total investments	$4,520,583	$4,127,743
Cash and cash equivalents	67,459	89,641
Restricted cash and cash equivalents	366,563	242,859
Loan to related party	167,975	167,975
Total investable assets(3)	$5,122,580	$4,628,218

	September 30, 2016	December 31, 2015
Capital:
Preference shares	$315,000	$480,000
Common shareholders' equity	1,240,300	867,821
Total Maiden shareholders' equity	1,555,300	1,347,821
2011 Senior Notes	—	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500

2016 Senior Notes	110,000	—
Total capital resources(5)	$1,917,800	$1,707,821

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, net impairment losses recognized in earnings, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, accelerated amortization of senior note issuance cost and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of senior note issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

(6) Dividends on preference shares consist of $3,094 and $9,282 paid to Preference Shares - Series A and $2,991 and $8,971 paid to Preference shares - Series B during the three and nine months ended September 30, 2016 and 2015, respectively, and $2,938 and $9,470 paid to Preference shares - Series C during the three and nine months ended September 30, 2016, respectively.

(7) Operating return on average common equity is a non-GAAP financial measure. Management uses operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using operating earnings available to common shareholders divided by average Maiden common shareholders' equity. For the three and nine months ended September 30, 2016, the average common shareholders' equity is adjusted for the period the Mandatory Convertible Preference Shares - Series B are outstanding (prior to mandatory conversion date of September 15, 2016).

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended September 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$186,750	$520,104	$—	$706,854
Net premiums written	$179,092	$511,561	$—	$690,653
Net premiums earned	$175,141	$523,137	$—	$698,278
Other insurance revenue	2,345	—	—	2,345
Net loss and loss adjustment expenses ("LAE")	(132,396)	(334,310)	(45)	(466,751)
Commission and other acquisition expenses	(39,868)	(166,836)	(2)	(206,706)
General and administrative expenses	(9,038)	(759)	—	(9,797)
Underwriting income (loss)	$(3,816)	$21,232	$(47)	$17,369
Reconciliation to net income
Net investment income and realized gains on investment				37,566
Interest and amortization expenses				(6,856)
Amortization of intangible assets				(616)
Foreign exchange and other gains				687
Other general and administrative expenses				(7,155)
Income tax expense				(199)
Net income				$40,796

Net loss and LAE ratio(8)	74.6%	63.9%		66.6%
Commission and other acquisition expense ratio(9)	22.5%	31.9%		29.5%
General and administrative expense ratio(10)	5.1%	0.1%		2.4%
Combined ratio(12)	102.2%	95.9%		98.5%

For the Three Months Ended September 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$174,307	$454,194	$—	$628,501
Net premiums written	$163,710	$435,443	$—	$599,153
Net premiums earned	$193,207	$465,313	$—	$658,520
Other insurance revenue	2,177	—	—	2,177
Net loss and LAE	(142,468)	(297,780)	(3,924)	(444,172)
Commission and other acquisition expenses	(51,714)	(146,008)	83	(197,639)
General and administrative expenses	(8,218)	(656)	—	(8,874)
Underwriting income (loss)	$(7,016)	$20,869	$(3,841)	$10,012
Reconciliation to net income
Net investment income and realized gains on investment				34,059
Net impairment losses recognized in earnings				(1,060)
Interest and amortization expenses				(7,266)
Amortization of intangible assets				(710)
Foreign exchange and other gains				1,427
Other general and administrative expenses				(7,579)
Income tax expense				(368)
Net income				$28,515

Net loss and LAE ratio(8)	72.9%	63.9%		67.2%
Commission and other acquisition expense ratio(9)	26.5%	31.4%		29.9%
General and administrative expense ratio(10)	4.2%	0.1%		2.5%
Combined ratio(12)	103.6%	95.4%		99.6%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Nine Months Ended September 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$667,388	$1,591,902	$—	$2,259,290
Net premiums written	$626,522	$1,507,389	$—	$2,133,911
Net premiums earned	$538,152	$1,413,699	$—	$1,951,851
Other insurance revenue	8,696	—	—	8,696
Net loss and LAE	(395,718)	(898,703)	(2,940)	(1,297,361)
Commission and other acquisition expenses	(139,895)	(447,604)	(2)	(587,501)
General and administrative expenses	(26,717)	(2,308)	—	(29,025)
Underwriting income (loss)	$(15,482)	$65,084	$(2,942)	$46,660
Reconciliation to net income
Net investment income and realized gains on investment				111,802
Interest and amortization expenses				(21,314)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(1,846)
Foreign exchange and other gains				6,474
Other general and administrative expenses				(20,713)
Income tax expense				(1,206)
Net income				$117,512

Net loss and LAE ratio(8)	72.4%	63.5%		66.2%
Commission and other acquisition expense ratio(9)	25.6%	31.7%		30.0%
General and administrative expense ratio(10)	4.8%	0.2%		2.5%
Combined ratio(12)	102.8%	95.4%		98.7%

For the Nine Months Ended September 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$631,294	$1,505,642	$(1)	$2,136,935
Net premiums written	$602,693	$1,423,060	$1	$2,025,754
Net premiums earned	$570,694	$1,274,563	$2	$1,845,259
Other insurance revenue	9,408	—	—	9,408
Net loss and LAE	(417,846)	(811,016)	(7,643)	(1,236,505)
Commission and other acquisition expenses	(152,332)	(399,291)	(55)	(551,678)
General and administrative expenses	(25,976)	(2,200)	—	(28,176)
Underwriting income (loss)	$(16,052)	$62,056	$(7,696)	$38,308
Reconciliation to net income
Net investment income and realized gains on investment				98,587
Net impairment losses recognized in earnings				(1,060)
Interest and amortization expenses				(21,796)
Amortization of intangible assets				(2,130)
Foreign exchange and other gains				4,062
Other general and administrative expenses				(20,775)
Income tax expense				(1,636)
Net income				$93,560

Net loss and LAE ratio(8)	72.0%	63.6%		66.7%
Commission and other acquisition expense ratio(9)	26.3%	31.3%		29.7%
General and administrative expense ratio(10)	4.5%	0.2%		2.7%
Combined ratio(12)	102.8%	95.1%		99.1%

(8) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(10) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(11) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(12) Calculated by adding together the net loss and LAE ratio and expense ratio.

Exhibit 99.2
PRESS RELEASE
Maiden Holdings Increases Quarterly Dividend on Common Shares by 7.1% and Declares Dividends on Preference Shares

HAMILTON, Bermuda, November 1, 2016 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock, an increase of $0.01 per share or 7.1% from the previous rate. The dividend will be payable on January 17, 2017 to shareholders of record as of January 3, 2017.

Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on December 15, 2016 to shareholders of record as of December 1, 2016:

•	Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2016, Maiden had $6.3 billion in assets and shareholders' equity of $1.5 billion.

CONTACT:
Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm